Exhibit 3.1

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

KKR FINANCIAL HOLDINGS LLC

Dated as of May 3, 2007

As amended May 7, 2009

(continued)

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

(continued)

Page

Section 21.4 Time	66

Section 21.5 Headings	67

Section 21.6 Severability	67

Section 21.7 Incorporation by Reference	67

Section 21.8 Variation of Terms	67

Section 21.9 Governing Law and Consent to Jurisdiction/Service of Process	67

Section 21.10 Waiver of Jury Trial	67

Section 21.11 Counterpart Execution	67

Section 21.12 Specific Performance	67

This AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) shall be effective as of the 3rd day of May, 2007, was amended effective as of the 24th day of March, 2009 and is entered into by KKR Financial Advisors LLC, a Delaware limited liability company (the “Manager”), together with KKR Financial Corp., a Maryland corporation (“KKR Financial Corp.”), any other Persons who are or hereafter become Members in KKR Financial Holdings LLC or parties hereto as provided herein. The Members hereby agree to the amendment and restatement of the Operating Agreement, dated as of January 17, 2007 (the “Original Agreement”), as set forth herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 1.10 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.

ARTICLE 1
THE COMPANY

Section 1.1  Formation.  The Company was formed as a limited liability company under and pursuant to the provisions of the Act by the execution, delivery and filing of the Certificate of Formation with the Office of the Secretary of State of Delaware and upon the terms and conditions set forth in the Original Agreement. Simultaneously with the effectiveness of the Original Agreement and the formation of the Company, KKR Financial Corp. was admitted as a Member of the Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate of Formation and this Agreement.

Section 1.2  Name.  The name of the Company shall continue to be KKR Financial Holdings LLC and all business of the Company shall be conducted in such name. The Board of Directors may change the name of the Company at any time and from time to time, which name change shall be effective upon the filing of a certificate of amendment of the Certificate of Formation with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement.  The Company shall notify the Members of such name change in the next regular communication to the Members.

Section 1.3  Purpose; Powers; Prior Authorization of Actions Valid.  (a)  The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, (ii) subject to clause (i), to make such investments and engage in such activities as the Board of Directors may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii).

(b)   The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Directors pursuant to Article 6 hereof.

(c)   Notwithstanding anything in this Agreement to the contrary, any actions and things (including the entering into and performance of any agreements or other documents) properly authorized, in the name and on behalf of the Company, by the Board of Directors as constituted at the time of any such authorization, whether prior to the date of this Agreement

(including under the Original Agreement) or under and in accordance with this Agreement (or the Original Agreement), were, are and shall continue to be valid and duly authorized, and the Company shall continue to have the power and authority to take and do all such actions and things (including to enter into and perform all such agreements or other documents), whether or not such actions or things have already been taken or done (or such agreements or other documents entered into and/or performed), and regardless of whether the composition of the Board of Directors has changed, whether the Original Agreement or this Agreement has been amended or otherwise prior to the actual taking or doing of any such actions or things (including the entering into or performance of any such documents) by the Company.

Section 1.4  Power of Attorney.  Each Member hereby constitutes and appoints each of the Chief Executive Officer, the President and the Secretary and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(a)   execute, swear to, acknowledge, deliver, file and record in the appropriate public offices;

(i)         all certificates, documents and other instruments (including the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, President or Secretary, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii)        all certificates, documents and other instruments that the Chief Executive Officer, President or Secretary, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)       all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv)       all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles 2 or 20;

(v)        all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 2.1; and

(vi)       all certificates, documents and other instruments (including merger agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company.

(b)   execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article 16 or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any class or series of Shares required to take any action, the Chief Executive Officer, President or Secretary, or the Liquidator or their authorized officers or attorneys-in-fact, may exercise the power of attorney made in this Section 1.4 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such class or series of Shares, as applicable.

Nothing contained in this Section 1.4 shall be construed as authorizing the Chief Executive Officer, President or Secretary, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article 18 or as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives.  Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, President or Secretary, or the Liquidator or their authorized officers or attorneys-in-fact, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, President or Secretary, or the Liquidator or their authorized officers or attorneys-in-fact, taken in good faith under such power of attorney in accordance with this Section 1.4. Each Member shall execute and deliver to the Chief Executive Officer, President or Secretary, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 1.5  Principal Place of Business; Registered Office; Registered Agent.  The principal executive offices of the Company are at 555 California Street, 50th Floor, San Francisco, CA 94104. The Board of Directors may change the principal executive offices of the Company to any other place within or without the State of Delaware. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company or any successor registered agent for service of process as shall be appointed by the Board of

Directors in accordance with the Act. The Company may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require.

Section 1.6  Term.  The term of the Company commenced on the date the Certificate of Formation was filed in the Office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the winding up of the Company is completed following a Dissolution Event, as provided in Article 20 and the Certificate of Formation is cancelled as provided in the Act.

Section 1.7  Filings.

(a)   The Board of Directors shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or similar type of limited liability entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing any officers of the Company as an “authorized person” of the Company within the meaning of the Act to prepare, execute and file such amendments to the Certificate of Formation and such other certificates, documents, instruments and publications as may be permitted or required by law, including, without limitation, action to reflect:

(i)         a change in the Company name; or

(ii)        a correction of false or erroneous statements in the Certificate of Formation or any other certificate to accurately represent the information contained therein.

(b)   Upon the dissolution and completion of the winding up of the Company in accordance with Article 20, the Board of Directors or the Liquidator shall cause to promptly be executed, delivered and filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdiction in which the Board of Directors or the Liquidator deems such filing necessary or advisable.

Section 1.8  Title to Property.  All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member’s interest in the Company shall be personal property for all purposes. Title to any or all of the Company Property may be held in the name of the Company or one or more nominees, as the Board of Directors may determine.

Section 1.9  Payments of Individual Obligations.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Sold or encumbered for, or in payment of, any individual obligation of any Member.

Section 1.10  Definitions.  For all purposes of this Agreement (as defined herein), except as otherwise expressly provided or unless the context otherwise requires:

(i)         the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)        unless the context otherwise requires, any reference to an “Article,” “Section” or an “Exhibit” refers to an Article, Section or an Exhibit, as the case may be, of this Agreement; and

(iii)       the words “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts which such Member is actually obligated or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general partner, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Applicable Listing Rules” means the applicable rules, if any, of the principal National Securities Exchange on which the Shares are listed or quoted, as the case may be.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” or “Board of Directors” means the Board of Directors referred to in Article 6.

“Business Combination” means:

(i)  any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Member, or (B) any other Person (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

(ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member of any property or assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than 10% of the Net Investment Value as of such date; or

(iii)  the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than 10% of the Net Investment Value as of such date; or

(iv)  any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Member or any of its Affiliates or Associates; or

(v)  any reclassification of the Shares or securities of a Subsidiary of the Company (including any reverse split of Shares or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Member), that has the effect, directly or indirectly, of increasing the proportionate share of (A) Outstanding Shares or such securities or securities of such Subsidiary which are beneficially owned by an Interested Member or any of its Affiliates or Associates or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Shares or such securities of such Subsidiary, that are directly or indirectly owned by an Interested Member or any of its Affiliates or Associates; or

(vi)  any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member by the Company in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulation, the following provisions:

(i)  to each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions and (B) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 4.3 or 4.4;

(ii)  to each Member’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement (net of any liabilities relating to such Property), and (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 4.3 or 4.4;

(iii)  in the event Shares are Sold in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Sold Shares; and

(iv)  in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Manager may make such modification; provided, that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 20 upon the dissolution of the Company. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). When the Company’s property is revalued, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 4.2 if there were a taxable disposition of such property for its fair market value (as determined by the Manager, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

“Capital Contributions” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) net of any liabilities relating to such Property contributed to the Company with respect to the Shares of the Company held or subscribed for by such Member.

“Cash Available for Distribution” means, for any period, the amount determined by the Board of Directors in its sole discretion.

“Certificate” means a certificate representing Shares substantially in the form attached hereto as Exhibit A.

“Certificate of Cancellation” means a certificate of cancellation of the Certificate of Formation filed in accordance with 6 Del. C. § 18-203.

“Certificate of Formation” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware pursuant to the Act on January 17, 2007, as originally executed and amended, modified, supplemented or restated from time to time.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 3.2(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charitable Trust” means any trust provided for in Section 3.2(a).

“Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer of the Company, with such powers and duties as are set forth in Section 7.4.

“Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer of the Company, with such powers and duties as are set forth in Section 7.7.

“Chief Investment Officer” means the Chief Investment Officer of the Company, including any interim Chief Investment Officer of the Company, with such powers and duties as are set forth in Section 7.6.

“Chief Operating Officer” means the Chief Operating Officer of the Company, including any interim Chief Operating Officer of the Company, with such powers and duties as are set forth in Section 7.5.

“Closing Price” on any date shall mean the Fair Market Value for such Shares.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” means KKR Financial Holdings LLC, the Delaware limited liability company formed pursuant to the Original Agreement and the Certificate of Formation, and continued pursuant to this Agreement.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Constructive Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Continuing Director” means (i) any Director of the Company who (A) is neither the Interested Member involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Member, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Member became an Interested Member, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Controlling Person” means a Person who has discretionary authority or control with respect to the assets of the Company or who provided investment advice for a fee (direct or indirect) with respect to such assets, and any affiliate of such Person.

“Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided, that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

“DGCL” means the Delaware General Corporation Law, 8 Del. C. §§ 101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Director” means a member of the Board of Directors.

“Disinterested Director” means a Director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

“Dissolution Event” has the meaning set forth in Section 20.1.

“Distributable Amount” has the meaning set forth in Section 5.2.

“Effective Date” means January 17, 2007, being the date of the filing of the Certificate of Formation.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by this Agreement or by the Board of Directors pursuant to Section 3.1(g).

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by this Agreement or by the Board of Directors pursuant to Section 3.1(h) and subject to adjustment pursuant to Section 3.1(h), the percentage limit established for an Excepted Holder by this Agreement or by the Board of Directors pursuant to Section 3.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date:

(i)  in the case of any equity securities, on any date, the last reported sale price for such equity securities, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such equity securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such equity securities are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which such equity securities are listed or admitted to trading or, if such equity securities are not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the principal automated quotation system that may then be in use or, if such equity securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such equity securities selected by the Board of Directors; or

(ii)  in the event that no trading price is available for such equity securities or in the case of any other Property, the fair market value of such equity securities or such Property as of such date as determined in good faith by the Board of Directors.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Fiscal Year” means the Company’s fiscal year for purposes of its reporting obligations under the Exchange Act.

“Future Investments” means contractual commitments to invest represented by definitive agreements.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i)  the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager; provided that the initial Gross Asset Value of the common stock of KKR Financial Corp. treated as contributed to the Company for federal income tax purposes pursuant to the merger of KKR Financial Merger Corp., a Maryland corporation, with and into KKR Financial Corp. pursuant to the Merger Agreement will be the Fair Market Value of such common stock as of the merger;

(ii)  the Gross Asset Values of all Company assets may be adjusted by the Manager to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the Manager as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; or (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than as a result of a termination of the Company under Section 708(b)(1)(B) of the Code); provided, that an adjustment described in clauses (A) and (B) of this subparagraph (ii) shall be made only if the Manager reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii)  the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution, as determined by the Manager; and

(iv)   the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Independent Director” means a Director who (i) (a) is not an officer or employee of the Company, or an officer, Director or employee of any Subsidiary of the Company, (b) was not appointed as a Director pursuant to the terms of the Management

Agreement, and (c) for so long as the Management Agreement is in effect, is not affiliated with the Manager or any of its Affiliates, and (ii) who satisfies the independence requirements under the Applicable Listing Rules as determined by the Board of Directors.

“Initial Board” has the meaning set forth in Section 6.1.

“Initial Director” has the meaning set forth in Section 6.1.

“Interested Member” means any Person (other than the Manager, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)  is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the then Outstanding Shares and who did not become the Owner of such amount of Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Board of Directors; or

(ii)  is an assignee of, or has otherwise succeeded to, any Shares of which an Interested Member was the Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

“Liquidation Period” has the meaning set forth in Section 20.7.

“Liquidator” means a Person appointed by the Board of Directors to oversee the winding up of the Company, or a liquidating trustee.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses” below.

“Management Agreement” means the Management Agreement, dated as of the date hereof, as may be amended from time to time, entered into by and among the Company, KKR Financial Corp. and the Manager.

“Manager” has the meaning set forth in the introductory paragraph hereof.

“Market Price” means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.

“Market Value” means, as of any date, the product of (1) the average number of Shares issued and Outstanding, other than treasury Shares, during the last fifteen Business Days of the most recently completed Fiscal Quarter as of such date multiplied by (2) the volume weighted average trading price per Share as determined by reference to the relevant securities exchange identified in clause (i) of the definition of Fair Market Value, over such fifteen Business Days.

“Member” means, as of any date, any holder of Shares, as of such date.

“Member Loan” means a loan from the Company to the Member on the day the Company pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 9, 2007, by and among the Company, KKR Financial Corp. and KKR Financial Merger Corp., a Maryland corporation.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Investment Value” means, as of any date, the sum of:

(i)  the Market Value as of such date; plus

(ii)  the amount of any borrowings (other than intercompany borrowings) of the Company and its Subsidiaries (but not including borrowings on behalf of any Subsidiary of such Subsidiaries) as of such date; plus

(iii)  the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors as of such date; provided, that such Future Investments have not been outstanding for more than two consecutive full Fiscal Quarters as of such date; less

(iv)  the aggregate amount held by the Company and its Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of such Subsidiaries) as of such date.

“Net Long Term Capital Gain” has the meaning set forth in Section 1222(7) of the Code.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“NYSE” means the New York Stock Exchange or any successor thereto.

“Original Agreement” has the meaning set forth in the introductory paragraph hereof.

“Outstanding” means, as of any date, with respect to any security theretofore issued by the Company, except:

(i)  such securities as represented by certificates or electronic positions evidencing such securities that have been canceled or delivered for cancellation; and

(ii)  such security as represented by certificates or electronic positions that have been exchanged for or in lieu of which other securities have been executed and delivered pursuant to Section 2.6.

“Owner” has the meaning ascribed to the term beneficial owner in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Percentage Interest” means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of Shares held by such Member on such date relative to the aggregate number of Shares then Outstanding as of such date.

“Person” shall mean an individual, limited liability company, partnership (whether general or limited), estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association (including any group, organization, co-tenancy, plan, board, council or committee), private foundation within the meaning of Section 509(a) of the Code, joint stock company, estate, corporation, government (including a county, state, country or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign, and, solely for purposes of Article 3, also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to shares Profits or Losses or items thereof, (ii) the right to share in Company distributions, and/or (iii) rights upon dissolution or liquidation of the Company.

“Profits” and “Losses” mean, for each Taxable Year, an amount equal to the Company’s taxable income or loss for such Taxable Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)  any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)  any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)  in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv)  gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes (or would be recognized for U.S. federal income tax purposes if the adjusted tax basis differed from the amount realized in connection with such disposition) shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v)  to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vi)  notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.3 or 4.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.3 and 4.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

“Prohibited Owner” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 3.1(a), would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 3.1(a)(i), and if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Shares that the Prohibited Owner would have owned.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any Common Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Register” has the meaning set forth in Section 2.5(a).

“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.4.

“REIT” means a real estate investment trust within the meaning of Section 856 of the Code.

“Repurchase Date” has the meaning set forth in Section 2.3.

“Restriction Termination Date” means the first day after the Effective Date on which the Company determines pursuant to Section 3.6 that it is no longer in the best interests of KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein are no longer required in order for KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, to qualify as a REIT.

“Rules and Regulations” means the rules and regulations promulgated under the Exchange Act or the Securities Act.

“Sale” means, any voluntary or involuntary sale, transfer, pledge or hypothecation or other disposition.  The terms “Sell” or “Sold” shall have the correlative meanings.

“Secretary” means the Secretary of the Company, with such powers and duties as set forth in Section 7.11.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Designation” has the meaning set forth in Section 2.1(b).

“Share Ownership Limit” means 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of the Company excluding any outstanding Shares not treated as outstanding for U.S. federal income tax purposes.

“Shares” means a share issued by the Company that evidences the ownership interest of a Member in the Company and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.  Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the Outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Tax Matters Member” has the meaning set forth in Section 17.4(a).

“Taxable Year” means (i) the period commencing on the Effective Date and ending on December 31, 2007, (ii) any subsequent twelve month period commencing on January 1 and ending on December 31, (iii) any portion of the period described in clause (i) or (ii) above for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4 or (iv) such other taxable year required by Section 706 of the Code or that is selected by the Manager that complies with Section 706 of the Code.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive distributions on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Transfer Agent” means, with respect to the Shares, American Stock Transfer & Trust Company, or any successor thereto.

“Trustee” means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

“Withheld Amount” means any amount required to be withheld by the Company to pay over to any taxing authority as a result of any allocation or distribution of income to a Member.

ARTICLE 2
CLASSES AND ISSUANCE OF SHARES

Section 2.1  Authorization to Issue Shares.

(a)   The Company, and the Board of Directors on behalf of the Company, may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Member or any other Person. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation).  Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b)   Notwithstanding anything set forth in this Agreement, (i) at the Effective Time (as defined in the Merger Agreement), by virtue of the Merger (as defined in the Merger Agreement) and without any further action on the part of any Person, each share of common stock, par value $0.01 per share, of KKR Financial Corp. issued and outstanding immediately prior to the Effective Time (“Corporation Shares”) shall be converted into the right to receive one common share, the Company automatically assumes all rights and obligations of KKR Financial Corp. under the Amended and Restated 2004 Stock Incentive Plan, (the “2004 Plan”), and each option granted by KKR Financial Corp. to purchase Corporation Shares pursuant to the 2004 Plan which is outstanding and unexercised immediately prior to the Effective Time shall automatically be converted into an option to purchase Shares in accordance with the Merger Agreement and shall be subject to all restrictions as set forth in the 2004 Plan and all Restricted Stock (as defined in the Merger Agreement) shall be converted into Shares and subject to the Share Restrictions (as defined in the Merger Agreement) in accordance with the Merger Agreement and as set forth in the 2004 Plan, and shall be marked with appropriate legends as set forth in the Merger Agreement, and the Company may amend the terms of the 2004 Plan at any time in accordance with the terms thereof without any other vote, act or approval of any Member hereunder or under the Act, (ii) the Company, and the appropriate officers of the Company on behalf of the Company, are hereby authorized and directed to perform the Company’s obligations under the Merger Agreement, including the issuance of certificates to such holders of Corporation Shares reflecting the valid issuance of such common shares and (iii) KKR Financial Corp. shall remain and be deemed a Member for all purposes of this Agreement until any Person becomes a Record Holder as described in clause (i) above and, upon such event, the interest of KKR Financial Corp. shall be canceled and retired in accordance with the Merger Agreement. By acceptance of the Common Shares in the merger contemplated by the Merger Agreement, each Person who receives Common Shares pursuant to the Merger Agreement (including any nominee holder or an agent or representative acquiring such Common Shares for the account of another Person) (i) shall automatically be admitted to the Company as a Member with respect to the Common Shares so received upon the recording of such issuance and admission in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so issued, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company and their authorized officers and attorneys-in-fact, as specified herein, and (v) makes the consents and waivers contained in this Agreement. In addition to the Common Shares Outstanding on the date hereof, and without the consent or approval of any Members, additional Shares may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), pursuant to the 2004 Plan, as amended from time to time, or as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, a “Share Designation”), including (i) the right to share Company Profits and Losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or period during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Shares of the class or series; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares.  A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement.  Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

(c)   The Company is authorized to issue up to 500,000,000 Common Shares, and 50,000,000 Preferred Shares.  All Shares issued pursuant to, and in accordance with the requirements of, this Article 2 shall be validly issued, fully paid and nonassessable Shares in the Company.

(d)   The aggregate number of Shares that are authorized (or the authorized number of any class of Shares) may be increased from time to time by an amendment to this Agreement upon the adoption of a resolution by the Board of Directors declaring such amendment to be advisable and the approval of such amendment by the affirmative vote of the holders of at least a majority of the Shares then Outstanding present in person or represented by proxy at a meeting of the Members.

(e)   Except as may otherwise be specified in a Share Designation, each Share shall entitle the holder thereof to one vote on any and all matters submitted for the consent or approval of Members generally.  The Board of Directors may reclassify any unissued Common Shares from time to time in one or more classes or series.  The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series.

(f)    The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of

Shares pursuant to this Article 2. The terms of any Share Designation adopted hereunder may amend the provisions of this Agreement or any other Share Designation.

Section 2.2  Certificates.  Upon the Company’s issuance of Shares to any Person, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued.  Certificates shall be executed on behalf of the Company by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.  No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company.  Any or all of the signatures required on the Certificate may be by facsimile.  If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue.  Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

Section 2.3  Repurchase of Shares by the Company.

(a)   The Board of Directors shall have authority to cause the Company to conduct a capital reduction, including the repurchase of any number of issued and Outstanding Shares; provided, however, that the Company shall not purchase or redeem any Shares for cash or other property if any such purchase or redemption would be inconsistent with the requirements of Section 18-607 or Section 18-804 of the Act.

(b)   In the event the Board of Directors determines that the Company shall make an offer to repurchase any number of issued and Outstanding Shares, the Board of Directors shall deliver to the Transfer Agent notice of such offer to repurchase indicating the repurchase price and the date of repurchase (the “Repurchase Date”) and shall cause the Transfer Agent to mail a copy of such notice to the Members at least 30 days prior to the Repurchase Date. Any Shares tendered and repurchased by the Company, in accordance with this Section 2.3, shall be deemed to be authorized and issued, but not Outstanding and, subject to Section 2.1, may subsequently be Sold for due consideration.

Section 2.4  Record Holders.  The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 2.5  Registration and Sale of Shares.

(a)   The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares (the “Register”). The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering the Shares and transfers of the Shares as herein provided.  Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company shall execute and deliver, and in the case Common Shares, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 21.1.

(b)   The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares are surrendered for registration of transfer.  No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)   By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall automatically be admitted to the Company as a Member with respect to the Shares so transferred to such transferee upon the recording of such transfer and admission in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company and their authorized officers and attorneys-in-fact, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d)   Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 2.6  Mutilated, Lost, Destroyed or Stolen Certificates.  Each Record Holder of Shares shall promptly notify the Company of any mutilation, loss or destruction of any Certificate of which such holder is the record holder. The Company may, in its discretion, cause the Transfer Agent to issue a new Certificate in place of any Certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon surrender of the mutilated Certificate or, in the case of loss, theft or destruction of the Certificate, upon satisfactory proof of such loss, theft or destruction, and the Board of Directors may, in its discretion, require the Record Holder of the Shares evidenced by the lost, stolen or destroyed Certificate, or its, his or her legal representative, to give the Transfer Agent a bond sufficient to indemnify the Transfer

Agent against any claim made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such new Certificate.

ARTICLE 3
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 3.1  Ownership of Shares.

(a)           Ownership Limitations.  During the period commencing on the Effective Date and prior to the Restriction Termination Date:

(i)                                 Basic Restrictions.

(1)                                        No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(2)                                        Except as provided in Section 3.1(g) hereof, no Person shall Beneficially Own Shares to the extent that such Ownership of Shares would result in KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT, as applicable, to fail to qualify as a REIT.

(ii)                                Transfer in Trust/Transfer Void Ab Initio.

Subject to Section 3.3, if any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 3.1(a)(i)(1) or (2),

(A)          then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 3.1(a)(i)(1) or (2) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 3.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares, or

(B)           if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 3.1(a)(i)(1) or (2), then, to the fullest extent permitted by law, the Transfer of that number of Shares that otherwise would cause any Person to violate Section 3.1(a)(i)(1) or (2) shall be void ab initio and the intended transferee shall acquire no rights in such Shares.

(b)           Remedies for Breach.  If the Board of Directors of the Company or any duly authorized committee thereof or other designees if permitted by the Act and this Agreement shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 3.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 3.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees if permitted by the Act and this Agreement shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 3.1(a) shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be, to the fullest extent permitted by law, void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(c)           Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 3.1(a)(i) or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 3.1(a)(ii) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least fifteen days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on KKR Financial Corp.’s or any other Company Subsidiary’s status as a REIT.

(d)           Owners Required to Provide Information.  From the Effective Date and prior to the Restriction Termination Date:

(i)                                 Every owner of 0.5% or more (or such higher percentage as determined by the Manager, in good faith, in order to maintain KKR Financial Corp.’s or any other Company subsidiary’s status as a REIT) in value of the outstanding Shares, within thirty days after the end of each Taxable Year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on KKR Financial Corp.’s or any other Company Subsidiary’s status as a REIT and to ensure compliance with the Share Ownership Limit; and

(ii)                                Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Record Holder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine KKR

Financial Corp.’s or any other Company Subsidiary’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Share Ownership Limit.

(e)           Remedies Not Limited.  Nothing contained in this Section 3.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to, subject to Section 3.6, protect the Company and the interests of its Members in preserving KKR Financial Corp.’s or any other Company Subsidiary’s status as a REIT.

(f)            Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article 3, including any definition contained in Section 1.10 relating to this Article 3, the Board of Directors shall have the power to determine the application of the provisions of this Article 3 with respect to any situation based on the facts known to it.

(g)           Exceptions.

(i)                                 The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Share Ownership Limit and/or the restriction contained in Section 3.1(a)(i)(2), and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause KKR Financial Corp. or any other Subsidiary of the Company that has elected to be taxed as a REIT to lose its status as a REIT.

(ii)                                Prior to granting any exception pursuant to Section 3.1(g)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to ensure KKR Financial Corp.’s or any other Company Subsidiary’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii)                               Subject to Section 3.1(a)(i)(2) an underwriter or placement agent that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Share Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and provided that the restrictions contained in Section 3.1(a)(i) will not be violated following the distribution by such underwriter or placement agent of such Shares.

(h)           Change in Share Ownership Limit and Excepted Holder Limit.  The Board of Directors may from time to time increase or decrease the Share Ownership Limit; provided, however, that a decreased Share Ownership Limit will not be effective for any Person whose percentage ownership of Shares is in excess of such decreased Share Ownership Limit until such time as such Person’s percentage of Shares equals or falls below the decreased Share Ownership Limit, but until such time as such Person’s percentage of Shares falls below such decreased Share Ownership Limit, any further acquisition of Shares will be in violation of the Share Ownership Limit and; provided further, that the new Share Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Shares.

(i)            Legend.  Each Certificate shall bear substantially the following legend:

“The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Company’s Operating Agreement (i) no Person may Beneficially Own or Constructively Own Common Shares of any class or series of Shares of the Company in excess of 9.8% in value or in number, whichever is more restrictive, of the Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); and (ii) no Person may Beneficially Own Shares that would result in KKR Financial Corp. or any other subsidiary of the Company that has elected to be taxed as a “real estate investment trust” (a “REIT”) pursuant to Section 856 of the Code being “closely held” under Section 856(h) of the Code or would otherwise cause any such entity to fail to qualify as a REIT. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership in (i) or (ii) above are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries, and such Person shall acquire no rights in such Shares. If, notwithstanding the foregoing sentence, a Transfer to the Charitable Trust is not effective for any reason to prevent a violation of the restrictions on Transfer and ownership in (i) or (ii) above, then the attempted Transfer of that number of Shares that otherwise would cause any Person to violate such restrictions shall be void ab initio and the intended transferee shall acquire no rights in such Shares. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. All capitalized terms in this Certificate have the meanings defined in the Operating Agreement of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, and the rights of redemption of the Company, will be furnished to each holder of Shares of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.”

Instead of the foregoing legend, the Certificate may state that the Shares are subject to certain restrictions on transferability under this Agreement and that the Company will furnish a copy of this Agreement to a Member on request and without charge.

Section 3.2  Transfer of Shares in Trust.

(a)           Ownership in Trust.  Upon any purported Transfer or other event described in Section 3.1(a)(ii) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 3.1(a)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 3.2(f).

(b)           Status of Shares Held by the Trustee.  Shares held by the Trustee shall continue to be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions with respect to the Shares held in the Trust and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)           Dividend and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid to a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid with respect to such Shares by the Prohibited Owner to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distributions so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights (whether arising hereunder or under the Act) with respect to Shares held in the Charitable Trust and, subject to applicable law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (1) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (2) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article 3, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its Share transfer and other Member records, including its Register for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d)           Sale of Shares by Trustee.  Within twenty days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 3.1(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.2(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 3.2(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.2(d), such excess shall be paid to the Trustee upon demand.

(e)           Purchase Right in Shares Transferred to the Trustee.  Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of distributions paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3.2(c). The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Charitable Trust pursuant to Section 3.2(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(f)            Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 3.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 50l(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 3.3  NYSE Transactions.  Nothing in this Article 3 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other National Securities Exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article 3 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article 3.

Section 3.4  Enforcement.  The Company is authorized specifically to seek equitable relief, including injunctive relief to enforce the provisions of this Article 3.

Section 3.5  Non-Waiver.  No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 3.6  REIT Qualification.  If the Board of Directors determines that it is no longer in the best interests of the Company to continue to have KKR Financial Corp. or any other Subsidiary of the Company qualified as a REIT, the Board of Directors may revoke or otherwise terminate KKR Financial Corp.’s or such other Subsidiary’s REIT election pursuant to Section 856(g) of the Code.  The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article 3 is no longer required for REIT qualification.

ARTICLE 4
ALLOCATIONS

Section 4.1  General Application.  The rules set forth below in this Article 4 shall apply for the purposes of determining each Member’s allocable share of the items of income, gain, loss and expense of the Company comprising Profits or Losses of the Company for each Taxable Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each Taxable Year, the special allocations in Section 4.3 shall be made immediately prior to the general allocations of Section 4.2.

Section 4.2  Allocations of Profits and Losses.

(a)   Allocation of Profit.  If the Company has Profits during the Taxable Year, such Profits shall be allocated to the Members in accordance with their Percentage Interests.

(b)   Allocation of Losses.  If the Company has Losses during the Taxable Year, such Losses shall be allocated, subject to the limitations of Section 4.5, to the Members in accordance with their Percentage Interests.

(c)   Character of Allocations.  Allocations to Members of Profits or Losses pursuant to Sections 4.2(a) and 4.2(b) shall consist of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Profits or Losses for such Taxable Year.

Section 4.3  Special Allocations.  The following special allocations shall be made in the following order:

(a)   Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g) and (h). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)   Member Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Taxable Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)   Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement.

(d)   Nonrecourse Deductions.  Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Members in the manner elected by the Tax Matters Member in conformity with the provisions of Regulations 1.704-2, and in the absence of such an election, to the Members in proportion to their respective Percentage Interests.

(e)   Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f)    Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

Section 4.4  Ameliorative Allocations.  The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f) and 4.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.1 and 4.2.

Section 4.5  Loss Limitation.  Losses allocated pursuant to Section 4.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Taxable Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2, the limitation set forth in this Section 4.5 shall be applied on a Member-by-Member basis, and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with their Percentage Interests so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

Section 4.6  Other Allocation Rules.

(a)   Profits, Losses, each item thereof and all other items attributable to Shares for any Taxable Year shall, for U.S. federal income tax purposes, be determined on an annual basis and pro rated on a monthly basis and the pro rata portion for each month shall be allocated to those Persons who are Members as of the opening of the NYSE on the first business day of the applicable month; provided, however, that gain or loss on a sale or other disposition of any assets of the Company other than in the ordinary course of business, as determined by the Manager, shall be allocated to the Members as of the opening of the NYSE on the first business day of the month in which such item of gain or loss is recognized for federal income tax purposes. With respect to any Share that was not treated as Outstanding as of the close of the NYSE on the first business day of the applicable month, the first Person who is treated as the Member with respect to such Share will be treated as the Member with respect to such Share for this purpose as of the close of the NYSE on the first business day of the applicable month.  The Manager may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the Regulations or rulings promulgated thereunder.

(b)   The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Company income and loss for income tax purposes.

(c)   Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Member’s interests in Company profits are in proportion to their Percentage Interests.

(d)   To the extent permitted by Regulations Section 1.704-2(h)(3), the Manager shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

(e)   Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the beneficial owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Manager.

Section 4.7  Tax Allocations: Code Section 704(c).

(a)   In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the Manager in accordance with Regulations Section 1.704-3.

(b)   In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(c)   Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.7 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 4.8  Percentage Interests.  If the number of outstanding Shares increases or decreases during a taxable year, each Member’s Percentage Interest shall be adjusted by the Company effective as of the effective date of each such increase or decrease to a percentage equal to the number of Shares held by such Member divided by the aggregate number of Shares outstanding after giving effect to such increase or decrease.  If the Members’ Percentage Interests are adjusted pursuant to this Section 4.8, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Company’s property is revalued and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part.  The Manager, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs.  The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

ARTICLE 5
DISTRIBUTIONS

Section 5.1  Distributions to Members.  Except as otherwise provided in Section 5.2 and Article 20, the Board of Directors may, in its sole discretion and at any time, and from time to time, declare and pay distributions with respect to the Shares to the Members, as of any Record Date established by the Board of Directors with respect to such distributions, from Cash Available for Distribution.  Subject to any Share Designation, distributions shall be paid to all Members in proportion to their respective Percentage Interests.  Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 5.2  Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 5.2 for all purposes under this Agreement. Notwithstanding any other provision of this Agreement, the Manager is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.

Section 5.3  Limitations on Distributions.

(a)   The Company shall pay no distributions to the Members except as provided in this Article 5 and Article 20.

(b)   The Company, and Board of Directors on behalf of the Company shall not be required to make distributions from the Company to any Member to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

ARTICLE 6
BOARD OF DIRECTORS

Section 6.1  Initial Board.  The Board of Directors is comprised of the twelve following individuals: Paul M. Hazen, Saturnino S. Fanlo, William F. Aldinger, Tracy Collins, Kenneth M. deRegt, Vincent Paul Finigan, R. Glenn Hubbard, Ross J. Kari, Ely L. Licht, Deborah H. McAneny, Scott C. Nuttall and Willy Strothotte (each, an “Initial Director” and, collectively, the “Initial Board”). Each Initial Director shall hold office until his or her successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article 6. The Initial Board shall have all of the powers and authorities accorded to the Board of Directors, and each Initial Director shall have all of the powers and authorities accorded the Directors of the Company under the terms of this Agreement.

Section 6.2  General Powers.  Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of its Board of Directors. Each Director of the Company, when acting in such capacity, is a “manager” within the meaning of Section 18-402 of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Agreement and the Management Agreement; provided, that no Director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the requirements of this Agreement. In addition to the powers and authorities expressly conferred upon it by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not prohibited by applicable law, including the Act, the Rules and Regulations, or by this Agreement are required to be exercised or done by the Members including, without limitation, the following:

(a)   the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b)   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c)   the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d)   the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of KKR Financial Corp. or any other Subsidiary of the Company or any or all of the assets of KKR Financial Corp. or any other Subsidiary of the Company or the merger or other combination of KKR Financial Corp. or any other Subsidiary of the Company with or into another Person;

(e)   the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Affiliates of the Company); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

(f)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(g)   the declaration and payment of distributions of cash or other assets to Members;

(h)   the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(i)    the maintenance of insurance for the benefit of the Company and its Affiliates;

(j)    the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(k)   the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(l)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(m)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(n)   the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(o)   the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other securityholders); and

(p)   the execution and delivery of agreements with Affiliates of the Company to render services.

Section 6.3  Duties of Directors.  Except as provided in this Agreement or otherwise required by the Act, each Director of the Company shall have the same fiduciary duties to the Company and the Members as a director of a corporation incorporated under the DGCL has to such corporation and its stockholders, as if such Directors of the Company were directors of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties intend that the fiduciary duties of the Directors of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of Directors of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no Director of the Company has any duties (fiduciary or otherwise) with respect to any action or inaction of the Manager, and that, to the fullest extent permitted by law, any actions or inactions of the Directors of the Company that cause the Company to act in compliance or in accordance with the Management Agreement shall be deemed consistent and compliant with the fiduciary duties of such Directors and shall not constitute a breach of any duty hereunder or existing in law, in equity or otherwise.

Section 6.4  Number, Tenure and Qualifications.  As provided by Section 6.1, the Initial Board shall be comprised of twelve Initial Directors and at all times from and after the date hereof, the composition of the Board of Directors shall consist of at least a majority of Independent Directors. Subject to this Section 6.4, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than five nor more than thirteen Directors. However, no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

The term of each Director shall be the period from the effective date of such Director’s election until such Director’s successor is duly elected or appointed and qualified, or until such Director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or Members.

Section 6.5  Election of Directors.  Except as provided in Sections 6.1, 6.4 and 6.8, the Directors shall be elected at the annual meeting of Members. At any meeting of Members duly called and held for the election of Directors at which a quorum is present, Directors shall be elected by a plurality of the votes cast. Each Share may be voted for as many individuals as there are Directors to be elected and for whose election the holders of Shares are entitled to vote.

Section 6.6  Removal.  Subject to the rights of holders of one or more classes or series of Shares, to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office, at any time, but only for cause and then only by the affirmative vote of the Members holding at least two-thirds of the votes entitled to be cast in the election of Directors. For purposes of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Section 6.7  Resignations.  Any Director, whether elected or appointed, may resign at any time upon notice of such resignation to the Company. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company to comply with applicable laws, rules and regulations.

Section 6.8  Vacancies and Newly Created Directorships.  Except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, any vacancies on the Board of Directors, including vacancies resulting from any increase in the authorized number of Directors, shall be filled by a majority vote of the remaining Directors then in office, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified.

Section 6.9  Annual and Regular Meetings.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of Members, no notice other than this provision of this Agreement being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 6.10  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 6.11  Notice for Special Meetings.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the Act or this Agreement.

Section 6.12  Quorum.  A majority of the then total number of Directors in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors;

provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice; and provided further that if, pursuant to the Act or this Agreement, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 6.13  Voting.  The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Act or this Agreement. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Act or this Agreement.

Section 6.14  Organization.  At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the absence of the Chairman, the Vice Chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board of Directors, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Company, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 6.15  Telephone Meetings.  Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.16  Consent by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without a vote and without prior notice, if a consent in writing or by electronic transmission to such action is given by each Director and is filed with the minutes of proceedings of the Board of Directors.

Section 6.17  Vacancies.  If for any reason any or all the Directors cease to be Directors, such event shall not dissolve or terminate the Company or affect this Agreement or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 6.18  Compensation.  Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors, but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

Section 6.19  Loss of Deposits.  No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or securities have been deposited.

Section 6.20  Surety Bonds.  Unless required by the Act, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 6.21  Reliance.  Each Director, officer, employee and agent of the Company shall, in the performance of his or her duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

Section 6.22  Certain Rights of Directors, Officers, Employees and Agents.  Any Director or officer, employee or agent of the Company may engage in or possess an interest in other profit-seeking or other business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such Persons. If any Director, officer, employee or agent of the Company acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, he, she or it shall not have any duty to communicate or offer such opportunity to the Company, and any such Person shall not be liable to the Company or to the Members for breach of duty (including fiduciary duty) hereunder, at law, in equity or otherwise by reason of the fact that he, she or it pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company.  Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper or a breach of any duty existing hereunder, at law, in equity or otherwise.

Section 6.23  Committees.

(a)   Number, Tenure and Qualifications.  The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees as the Board of Directors may deem appropriate, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

(b)   Power.  The Board of Directors may delegate to committees appointed under Section 6.23 of any of the powers of the Board of Directors, except as prohibited by the Act.

(c)   Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of such chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

(d)           Telephone Meetings.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

(e)           Consent by Committees Without a Meeting.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

(f)            Vacancies.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE 7
OFFICERS

Section 7.1  General.  (a) The officers of the Company shall be elected by the Board of Directors, subject to Section 7.1(b) and Article 8. The officers of the Company shall consist of a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Investment Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board of Directors, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices, except President and Vice President, may be held by the same person. Election of an officer or agent shall not in and of itself create contract rights between the Company and such officer or agent. The officers of the Company need not be Members or Directors of the Company.

(b)   For so long as the Management Agreement is in effect, the Manager shall second personnel to serve as the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer and in such other capacities as set forth in the Management Agreement, subject to Section 8.5. The Board of Directors shall elect nominated personnel as officers of the Company in accordance with this Article 7. Upon termination of the Management Agreement, if no replacement manager is retained by the Company to assume the Manager’s rights and obligations hereunder, the Nominating and Corporate Governance Committee shall nominate, and the Board of Directors shall elect, the officers of the Company.

Section 7.2  Removal and Resignation.  Any officer or agent of the Company may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 7.3  Vacancies.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 7.4  Chief Executive Officer.  The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by the Act to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.5  Chief Operating Officer.  The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7.6  Chief Investment Officer.  The Board of Directors may designate a Chief Investment Officer. The Chief Investment Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7.7  Chief Financial Officer.  The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7.8  Chairman of the Board.  The Board of Directors shall designate a Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside over the meetings of the Board of Directors and of the Members at which he or she shall be present. The Chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 7.9  President.  In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by the Act to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.10  Vice Presidents.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 7.11  Secretary.  The Secretary shall (a) keep the minutes of the proceedings of the Members, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by the Act; (c) be custodian of the limited liability company records and of the seal of the Company, if any; (d) keep a register of the post office address of each Member which shall be furnished to the Secretary by such Member; (e) have general responsibility for oversight of the Share transfer books and other Member records, including the Register; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

Section 7.12  Treasurer.  The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Company.

The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

Section 7.13  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 7.14  Salaries.  The salaries and other compensation of the officers shall be fixed from time to time by the Manager and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director.

Section 7.15  Duties of Officers.  Except as provided in this Agreement (or as required by the Act), each officer of the Company shall have the same fiduciary duties applicable to officers of a corporation incorporated under the DGCL, as if such officers were officers of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of the officers of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no officer of the Company owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager pursuant to the terms of the Management Agreement.

ARTICLE 8
MANAGEMENT

Section 8.1  Duties of the Manager.  For so long as the Management Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Company and provide its services to the Company in accordance with the terms and conditions of the Management Agreement.

Section 8.2  Secondment of the Chief Executive Officer and Chief Financial Officer.  Pursuant to the terms of the Management Agreement, the Manager will second to the Company natural Persons to serve as the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

Section 8.3  Secondment of Additional Officers.  Pursuant to the terms of the Management Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional natural Persons to serve as officers of the Company, upon such terms as the Manager and the Company may mutually agree. Any such natural Persons will have such titles and fulfill such functions as the Manager and the Company may mutually agree.

Section 8.4  Status of Seconded Officers and Employees.  Any officers or employees of the Manager seconded to the Company pursuant to Section 8.2 and/or 8.3 shall not be employees of the Company; provided, that, except as provided in this Agreement (or as required by the Act), any such seconded officers and employees of the Manager shall have the same fiduciary duties with respect to the Company applicable to officers or similarly situated employees, as the case may be, of a corporation incorporated under the DGCL, as if such officers or employees, as the case may be, were officers or employees, as the case may be, of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of any such seconded officers and employees of the Manager shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers or similarly situated employees, as the case may be, of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by applicable law, no seconded officer or employee of the Manager owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager except in accordance with the terms of the Management Agreement.

Section 8.5  Removal of Seconded Officers.  The Board of Directors shall have the right to remove any officer of the Company at any time, with or without cause; provided, however, that for so long as the Management Agreement is in effect, the Board of Directors may remove officers of the Company seconded by the Manager only pursuant to the terms of the Management Agreement.

Section 8.6  Replacement Manager.  In the event that the Management Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the outstanding Shares shall be required to retain such replacement manager.

ARTICLE 9
THE MEMBERS

Section 9.1  Rights or Powers.  A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes a Record Holder of such Share in accordance with the provisions of this Agreement. A Person may not become a Member without acquiring a Share. Except as otherwise expressly set forth in this Agreement, the Members acting as such shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement, including, without limitation, those rights and powers set forth in Article 16 and, to the extent not inconsistent with this Agreement, in the Act. Members shall not have any right to resign from the Company; provided, that when a transferee of the Shares of a Member becomes a Record Holder of such Shares, as permitted by this Agreement, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred. Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

Section 9.2  Annual Meetings of Members.   Beginning in calendar year 2008, an annual meeting of the Members for the election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

Section 9.3  Special Meetings of Members.

(a)   General.  The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the Members. Subject to subsection (b) of this Section 9.3, a special meeting of Members shall also be called by the Secretary of the Company upon the written request of the Members entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)   Member Requested Special Meetings.  (1) Any Record Holder seeking to have Members request a special meeting of Members shall, by sending written notice to the Secretary of the Company (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Members entitled to request a special meeting of Members (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Member (or such agent) and shall set forth all information relating to each such Member that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record

Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

(2)           In order for any Member to request a special meeting of Members, one or more written requests for a special meeting of Members signed by Record Holders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such Member (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Company’s books, of each Member signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all Shares of the Company which are owned by each such Member, and the nominee holder for, and number of, Shares owned by such Member beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting Member (or agent duly authorized in a writing accompanying the revocation or Special Meeting Request) may revoke his, her or its request for a special meeting of Members at any time by written revocation delivered to the Secretary.

(3)           The Secretary shall inform the requesting Member of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting of Members upon Member request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 9.3(b), the Secretary on behalf of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(4)           Except as provided in the next sentence, any special meeting of Members shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors, whoever has called the meeting. In the case of any special meeting of Members called by the Secretary upon the request of Members (a “Member Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Member Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Member Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Member Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the

Company. In fixing a date for any special meeting of Members, the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of Members or a special meeting of Members. In the case of any Member Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Member Requested Meeting in the event that the requesting Members fail to comply with the provisions of paragraph (3) of this Section 9.3(b).

(5)           If written revocations of requests for the special meeting of Members have been delivered to the Secretary and the result is that Members of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting of Members to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting Members who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting Members who have not revoked requests for a special meeting of Members written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting of Members received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting of Members.

(6)           The Chairman of the Board of Directors, a Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) ten Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent at least a majority of the Outstanding Shares that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any Member shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 9.4  Place of Meeting.  All meetings of Members shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 9.5  Notice of Meeting.  Not less than ten nor more than 90 days before each meeting of Members, the Secretary shall give to each Member entitled to vote at such meeting and to each Member not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Member personally or by any other means permitted by applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Section 9.11, any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.

Section 9.6  Record Date.  The Board of Directors may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or determining Members entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Members, not less than ten days, before the date on which the meeting or particular action requiring such determination of Record Holders is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the Shares transfer books shall be closed for a stated period but not longer than twenty days. If the Shares transfer books are closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the Shares transfer books are not closed for the determination of Members, (a) the record date for the determination of Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Members entitled to receive payment of a distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the distribution or allotment of rights, is adopted.

When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the Share transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than

120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 9.7  Organization and Conduct.  Every meeting of Members shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting: the Vice Chairman of the Board of Directors, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the Members by the vote of a majority of the votes cast by Members present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the Members, an Assistant Secretary, or in the absence of an Assistant Secretary, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Members shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Members that are Record Holders, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Members that are Record Holders entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting; (g) removing any Members or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Members shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9.8  Quorum.  At any meeting of Members, the presence in person or by proxy of Members entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Members, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The Members present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

Section 9.9  Proxies.  At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after eleven months from its date. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 9.10  Voting of Shares by Certain Holders.  Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such Person may vote such Shares. Any Director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of Outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of Outstanding Shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a Member may certify in writing to the Company that any Shares registered in the name of the Member are held for the account of a specified Person other than the Member. The resolution shall set forth the class of Members who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the Shares transfer books, the time after the record date or closing of the Shares transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the Person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Record Holder the specified Shares in place of the Member who makes the certification.

Section 9.11  Notice of Member Business and Nominations.

(a)   Annual Meetings of Members.  (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Member who was a Member of record both at the time of giving of notice by the Member as provided for in this Section 9.11(a)

and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 9.11(a).

(2)           For nominations or other business to be properly brought before an annual meeting of Members by a Member pursuant to clause (iii) of paragraph (a)(1) of this Section 9.11, the Member must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the Members. To be timely, a Member’s notice shall set forth all information required under this Section 9.11 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Member to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member’s notice as described above. Such Member’s notice shall set forth (i) as to each individual whom the Member proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Member proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Member and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Member and the Member Associated Person therefrom; (iii) as to the Member giving the notice and any Member Associated Person, the class, series and number of all Shares which are owned by such Member and by such Member Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Member and by any such Member Associated Person; (iv) as to the Member giving the notice and any Member Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 9.11(a), the name and address of such Member, as they appear on the Register and current name and address, if different, and of such Member Associated Person; and (v) to the extent known by the Member giving the notice, the name and address of any other Member supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Member’s notice.

(3)           Notwithstanding anything in this subsection (a) of this Section 9.11 to the contrary, in the event the Board of Directors increases the number of Directors in accordance with Section 6.4 of this Agreement, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a Member’s notice required by this Section 9.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time on the tenth day following the day on which such public announcement is first made by the Company.

(4)           For purposes of this Section 9.11, “Member Associated Person” of any Member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any Owner of Shares owned of record or beneficially by such Member and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

(b)   Special Meetings of Members.  Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Member who is a Record Holder Member both at the time of giving of notice provided for in this Section 9.11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9.11. In the event the Company calls a special meeting of Members for the purpose of electing one or more individuals to the Board of Directors, any such Member may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the Member’s notice required by paragraph (2) of this Section 9.11(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Member notice as described above.

(c)   General.  (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any Member proposing a nominee for election as a Director or any proposal for other business at a meeting of Members shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Member pursuant to this Section 9.11. If a Member fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 9.11.

(2)           Only such individuals who are nominated in accordance with this Section 9.11 shall be eligible for election by Members as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with this Section 9.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 9.11.

(3)           For purposes of this Section 9.11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed or furnished by the Company with the Commission pursuant to the Exchange Act.

(4)           Notwithstanding the foregoing provisions of this Section 9.11, a Member shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.11. Nothing in this Section 9.11 shall be deemed to affect any right of a Member to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule l4a-8 (or any successor provision) under the Exchange Act.

Section 9.12  Procedure for Election of Directors; Voting.  The election of Directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of Directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of Shares voted.

Section 9.13  Inspectors of Elections.   The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of Outstanding Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. The inspectors shall have the duties prescribed by the DGCL as if the Company were a Delaware corporation.

Section 9.14  Waiver of Notice.  Whenever any notice is required to be given to any Member by the terms of this Agreement or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting, unless specifically required by statute. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member. The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9.15  Remote Communication.  For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

(a)   participate in a meeting of Members; and

(b)   to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 9.16  Member Action Without a Meeting.  On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a unanimous written consent, setting forth the action so taken, shall be signed by all of the Members.

Section 9.17  Return on Capital Contribution.  Except as otherwise provided in Article 20, no Member shall demand a return on or of its Capital Contributions.

Section 9.18  Member Compensation.  No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Agreement.

Section 9.19  Member Liability.  Except as required by the Act, no Member shall be liable under a judgment, decree or order of a court, or in any other manner, for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company except as otherwise specifically provided herein; provided, however, that a Member may be required to repay any distribution made to it in contravention of Section 5.3 or Sections 18-607 or 18-804 of the Act. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.

ARTICLE 10
INVESTMENT POLICIES

Subject to the provisions of this Agreement, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

ARTICLE 11
SEAL

Section 11.1  Seal.  The Board of Directors may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company, the year of its formation, and the words “Delaware Limited Liability Company.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.2  Affixing Seal.  Whenever the Company is permitted or required to affix its seal to a document, except as otherwise required by applicable law, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the Person authorized to execute the document on behalf of the Company.

ARTICLE 12
CONTRACT, LOANS, CHECKS AND DEPOSITS

Section 12.1  Contracts.  The Board of Directors, the Executive Committee or another committee of the Board of Directors within the scope of its delegated authority, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when duly authorized or ratified by action of the Board of Directors, or the Executive Committee or such other committee and executed by an authorized person.

Section 12.2  Checks and Drafts.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Directors.

Section 12.3  Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE 13
INDEMNIFICATION

Section 13.1  Indemnification and Advances.

(a)   The Company may indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

The Company may indemnify, to the fullest extent permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Member or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

To the extent that a present or former Director, officer or Tax Matters Member of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 13.1(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(b)   Any indemnification of a present or former Director, officer, employee, Tax Matters Member or agent of the Company under Section 13.1 (a) or (c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee, Tax Matters Member or agent of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 13.1(a) or pursuant to Section 13.1(c), as the case may be. Such determination shall be made, with respect to a Person who is a Director, officer, employee, Tax Matters Member or agent of the Company at the time of such determination, (1) by a majority vote of the Directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, (3) if there are no such Directors, or if a majority, even though less than a quorum, of such Directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification, and the advancement of expenses incurred in defending a action, suit or proceeding prior to its final disposition, provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 13.1, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director, officer, Tax Matters Member, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(c)   The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 13.1) and to any Person who is or was serving at the request of the Company or a Subsidiary of the

Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, employees, Tax Matters Members and agents of the Company. The payment of any amount to any Person pursuant to this clause (c) shall subrogate the Company to any right such Person may have against any other Person.

(d)   To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by a Director, officer, employee, Tax Matters Member or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 13.1.

With respect to any Person who is a present or former Director, officer, employee, Tax Matters Member or agent of the Company, any undertaking required by this Section 13.1(d) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former Director, officer, employee, Tax Matters Member or agent of the Company does not transfer assets with the intent of avoiding such repayment.

(e)   The indemnification and advancement provided in this Section 13.1 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

(f)    Any notice, request or other communications required or permitted to be given to the Company under this Section 13.1 shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary, as the case may be.

(g)   To the fullest extent permitted by the law of the State of Delaware, each Director, officer, employee, Tax Matters Member and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 13.1 or under any vote of Members or Disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that the Court of Chancery of the State of Delaware may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 13.1.

Section 13.2  Insurance.  The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a Director, officer, partner, the Manager (or manager), Member (or member), employee, Tax Matters Member or agent of the Company or a Subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the DGCL (if the Company were a corporation incorporated thereunder) or the Act.

Section 13.3  Reliance; Limitations in Liability.

(a)   Each Director of the Company shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

(b)   No Director shall be liable to the Company, any Subsidiary of the Company or the Members for monetary damages for any acts or omissions arising from the performance of any of such Director’s obligations or duties in connection with the Company, including any breach of fiduciary duty, except as follows:  (i) for breach of the Director’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a Director of the Company or the Members or the Manager otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

(c)   To the fullest extent permitted by law, a Director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such Director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such Director having become a Director of the Company.

(d)   Any Director shall not be liable to the Company or to any other Director or Member of the Company or any such other Person that is a party to or otherwise bound by this Agreement for breach of fiduciary duty for the Director’s good faith reliance on the provisions of this Agreement.

(e)   Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director of the Company.

ARTICLE 14
ACCOUNTING YEAR

The Manager shall have the power, from time to time, to fix the fiscal year of the Company, which shall be the Taxable Year.

ARTICLE 15
TRUST CONVERSION

Without the approval of any Member, the Board of Directors may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “Statutory Trust”) would hold all Outstanding Shares (or less than all if so provided by the Board of Directors) and the holder of each Share (other than any Shares excluded by the Board of Directors) would receive, in exchange for such Share, a common share of the Statutory Trust which would represent one undivided beneficial interest in the Statutory Trust, and each common share of the Trust would correspond to a pro rata portion of the Shares held by the Statutory Trust; provided, however, that the Board of Directors will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Shares, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes.  The Board of Directors will also be required to implement the reorganization in such a manner that the reorganization does not have a material adverse effect on the voting or economic rights of Shares.

ARTICLE 16
MEMBER VOTE REQUIRED IN CONNECTION WITH
CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 16.1  Vote Generally Required.  Subject to the provisions of Section 16.2, the Company shall not (a) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or (b) sell, lease or exchange all or substantially all of its Property and assets, (c) unless the Board of Directors shall adopt a resolution, by the affirmative vote of at least a majority of the Board of Directors, approving such action and unless such action shall be approved by the affirmative vote of the holders of a majority of each class of Shares, in each case, Outstanding and entitled to vote thereon, unless such action is as contemplated by Section 6.2(d) or Article 15, in which event no vote by the holders of shares shall be required. The notice of the meeting at which such resolution is to be considered will so state.

Section 16.2  Vote for Business Combinations.  The affirmative vote of the holders of record of at least 66 2/3% of each class of Shares then Outstanding (excluding Shares Owned by the Interested Member or any Affiliate or Associate of the Interested Member) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

Section 16.3  Power of Continuing Directors.  The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 16, including, without limitation, (a) whether a Person is an Interested Member, (b) the number of Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article 16.

Section 16.4  No Effect on Fiduciary Obligations.  Nothing contained in this Article shall be construed to relieve the Directors or an Interested Member from any fiduciary obligation imposed by applicable law.

ARTICLE 17
BOOKS AND RECORDS

Section 17.1  Books and Records; Inspection by Members.

(a)   The Company, other than as provided in the Management Agreement, shall keep or cause to be kept at its principal executive office appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Company in the regular course of its business, including, without limitation, the record of the Members, books of account and records of Company proceedings, may be kept in electronic or any other form; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b)   The Secretary shall make, at least ten days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Members. If the meeting of Members is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

(c)   Any Member or Owner, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts from the Register, a list of the Members, and its other books and records; provided, that as of the date of the making of the demand inspection of such books and records would not constitute a breach of any confidentiality agreement. In every instance where a Person purports to be an Owner of Shares but who is not the Record Holder as identified on the Register, the demand shall state under oath such Person’s status as an Owner of Shares, be accompanied by documentary evidence of Ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Member or Owner of Shares. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the Company at its principal place of business.

Section 17.2  Reports.

(a)   As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b)   As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall cause to be mailed or made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

Section 17.3  Preparation of Tax Returns.  The Manager shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes. The Manager shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the Taxable Year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from any entity in which the Company or any of its Subsidiaries holds an interest. The classification, realization and recognition of income, gains, deductions, losses and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 17.4  Tax Elections.

(a)   The Manager may, in its sole discretion and without any further consent of the Members being required (except as specifically required herein), make (i) the election to adjust the basis of Property pursuant to Sections 754, 734(b) and 743(b) of the Code, or comparable provisions of state, local or foreign law, in connection with Sales of Shares and Company distributions; and (ii) any and all other elections for U.S. federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law: (x) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s U.S. federal, state, local or foreign tax returns; and (y) the election to cause the Company to be treated as an “electing large partnership” within the meaning of Section 775 of the Code.

(b)   The Manager is specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law. The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct such proceedings. Should the Manager no longer be a Member or no longer be the Manager pursuant to the Management Agreement, then, upon such event, the Board of Directors, without any further consent of the Members being required, may designate a replacement “Tax Matters Member.”

(c)   The Board of Directors, without any further consent of the Members being required, may cause the Company to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes; provided, however, that such action shall be taken only if the Board of Directors first obtains an opinion from a nationally recognized financial advisor to the effect that it expects the market valuation of the Company to be significantly lower as a result of the Company continuing to be treated as a partnership for U.S. federal income tax purposes than if the Company instead elected to be treated as a corporation for U.S. federal income tax purposes.

ARTICLE 18
AMENDMENTS

This Agreement may be amended only by the affirmative vote of a majority of the Board of Directors; provided, however, that Sections 2.1(d), 2.1(e), 8.6, 16.1, 16.2, 20.1(i), 20.1(ii) and this Article 18 may not be amended without the affirmative vote of Members holding a majority of the Shares present in person or represented by proxy at a meeting of Members. Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors is authorized by resolution adopted by the affirmative vote of a majority of the Board of Directors to (x) amend, modify or supplement this Agreement to correct any administrative or ministerial error or omission contained in this Agreement or to clarify, and (y) without limiting the generality of the foregoing provisions of this Article 18, amend, modify or supplement the provisions of Section 6.23 (relating to committees of the Board) from time to time.

ARTICLE 19
RESERVED

ARTICLE 20
DISSOLUTION AND WINDING UP

Section 20.1  Dissolution Events.  The Company shall dissolve and shall commence winding up upon the first to occur of any of the following (each a “Dissolution Event”):

(i)         the Board of Directors adopts a resolution, by the affirmative vote of at least a majority of the Board of Directors, approving the dissolution of the Company and such action has been approved by the affirmative vote of the holders of a majority of the Outstanding Shares and entitled to vote thereon;

(ii)        the unanimous vote of the holders of the Outstanding Shares to dissolve the Company;

(iii)       the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on the business of the Company as then currently operated as determined in accordance with Section 18-802 of the Act; or

(iv)       upon the termination of the legal existence of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

Section 20.2  Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided, however, that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 20.2 and the Certificate of Formation has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up of the Company, and shall endeavor to complete the winding up no later than 90 days after the occurrence of the Dissolution Event. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 20.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)   First, to creditors (including the Manager and the Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members under Section 18-601 or 18-604 of the Act;

(b)   Second, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distributions under Section 18-601 or 18-604 of the Act; and

(c)   The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods. It is intended that each Common Share receive an identical amount under this provision, and this Agreement shall be construed so as to achieve that result.

Notwithstanding Section 20.9, no Member or Manager shall receive additional compensation for any services performed pursuant to this Article 20.

Section 20.3  Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.  In the event the Company is “liquidated” within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Code (other than a “liquidation” as the result of termination under Section 708(b)(1)(B)) of the Code), distributions shall be made in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Taxable Years, including the Taxable Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 20 may be:

(a)   Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 20.2; or

(b)   Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.

Section 20.4  Deemed Contribution and Distribution.  Notwithstanding any other provision of this Article 20, in the event the Company terminates under Section 708(b)(1)(B) of the Code and no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other Liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Company shall be deemed to have contributed all its Property and liabilities to a new limited liability company in exchange for interests in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new company to the Members.

Section 20.5  Rights of Members.  Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or the Manager.

Section 20.6  Notice of Dissolution/Termination.

(a)   In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 20.1, result in a dissolution of the Company, the Board of Directors shall, within thirty days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Directors).

(b)   Upon completion of the winding up, including distribution of the Company’s assets as provided in this Article 20, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 20.7  Allocations During Period of Winding Up.  During the period commencing on the first day of the Taxable Year during which a Dissolution Event occurs and ending on the date on which all of the remaining assets of the Company have been distributed to the Members pursuant to Section 20.2 (the “Liquidation Period”), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 4.

Section 20.8  The Liquidator.

(a)   Fees.  Subject to Section 20.2, the Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 20 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(b)   Indemnification.  The Company shall indemnify, hold harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud or intentional misconduct of, or a knowing violation of the laws by, the Liquidator which was material to the cause of action.

Section 20.9  Form of Liquidating Distributions.  For purposes of making distributions required by Section 20.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE 21
MISCELLANEOUS

Section 21.1  Addresses and Notices.  Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below.  Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his, her or its address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 21.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his, her or its address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 1.5.  The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 21.2  Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

Section 21.3  Construction.  It is the intent of the parties hereto that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

Section 21.4  Time.  In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.

Section 21.5  Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 21.6  Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 21.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

Section 21.7  Incorporation by Reference.  Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

Section 21.8  Variation of Terms.  All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

Section 21.9  Governing Law and Consent to Jurisdiction/Service of Process.  The laws of the State of Delaware (without regard to conflict of laws principles) shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

Each party hereto and any Person acquiring an Share, from time to time, (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement (subject to Section 13.1) and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 21.10  Waiver of Jury Trial.  Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

Section 21.11  Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 21.12  Specific Performance.  Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed and entered into this Amended and Restated Operating Agreement of the Company as of the day first above set forth.

KKR FINANCIAL CORP.

By:	/s/ Saturnino S. Fanlo
Name:	Saturnino S. Fanlo
Title:	Chief Executive Officer

KKR FINANCIAL ADVISORS LLC

By:	/s/ David A. Netjes
Name:	David A. Netjes
Title:	Chief Operating Officer

EXHIBIT A

Certificate Evidencing Common Shares
in
KKR Financial Holdings LLC

No. [ ]	[ ] Shares

In accordance with the Amended and Restated Limited Liability Company Agreement of KKR Financial Holdings LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), hereby certifies that [             ] (the “Holder”) is the registered owner of [         ] Common Shares in the Company transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Shares are set forth in, and this Certificate and the Common Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 555 California Street, 50th Floor, San Francisco, California 94104 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by the Company Agreement, (ii) granted the powers of attorney provided for in the Company Agreement and (iii) made the waivers and given the consents and approvals contained in the Company Agreement.

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE COMPANY, CONTAINED IN THE AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE AGREEMENT.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Countersigned and Registered by:	KKR Financial Holdings LLC

By:
as Transfer Agent and Registrar	Name:
Title:

Reverse of Certificate
ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT—	as tenants by the entireties	Custodian

		(Cust)	(Minor)

JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SHARES
in
KKR FINANCIAL HOLDINGS LLC

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

[                        ] Shares evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of KKR Financial Holdings LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A
MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)

(Signature)

No transfer of the Shares evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Shares to be transferred is surrendered for registration of transfer.